Exhibit 24

LIMITED POWER OF ATTORNEY FOR

SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned, Douglas G. Smith, hereby makes, constitutes and appoints Chris E. Celano as the undersigned’s true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)            prepare, execute, acknowledge, deliver and file for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Vantage Energy Services, Inc., a Delaware corporation (the “Company”), Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company with the U.S. Securities and Exchange Commission and any national securities exchanges or similar authority, and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company as required, considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)            do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, and 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any national securities exchange or similar authority; and

(3)            take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full  power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of June, 2008.

Signature:	/s/ Douglas G. Smith

Print Name: Douglas G. Smith